Exhibit 10.70


                                 PROMISSORY NOTE

$8,374,498.00                                                 September 30, 1998


         FOR VALUE RECEIVED, Hungarian Telephone and Cable Corp., a Delaware corporation (the "Company"), promises to pay to the order of Citizens International Management Services Company, a Delaware corporation (hereinafter called the "Payee"), payable at the Payee's offices c/o Citizens Utilities Company at High Ridge Park, Stamford, Connecticut, 06905, or such other place as may be designated in writing to the Company by Payee, or any subsequent holder of this Note (the "Holder"), the principal sum of Eight Million Three Hundred Seventy-Four Thousand Four Hundred Ninety-Eight Dollars and No Cents ($8,374,498.00), with interest thereon during the period that any portion of the principal balance due under this Note remains unpaid and outstanding at a varying rate per annum which is two and one-half percent (2.50%) per annum above the interest rate published by The Wall Street Journal from time to time as the London Interbank Offered Rate for one-year dollar deposits, with adjustments in such varying rate to be made on the first business day in the State of New York of each calendar month. This Note is issued pursuant to the Replacement and Termination Agreement, dated as of the date hereof, among the Company, Payee and CU CapitalCorp.

Payment of Interest

         Accrued interest on the principal amount outstanding hereunder shall be payable annually in arrears on September 15th of each year, commencing September 15, 1999; provided, however, that if any such date on which interest is payable on this Note is not a business day in the State of New York, then payment of such interest will be made the next succeeding day which is a business day in the State of New York.

Maturity Date

         All principal remaining outstanding hereunder shall be due and payable in full, together with accrued and unpaid interest thereon, on September 15, 2004.

Waiver

         The Company and any and each co-maker, guarantor, accommodation party, endorser or other person or entity liable for the payment or collection of this Note expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and in the handling of property at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

Costs of Collection

         The Company agrees to pay all reasonable costs, including reasonable attorney's fees, incurred by Payee of this Note or any subsequent Holder thereof, in collection or enforcing payment of this Note in accordance with its terms.

Prepayment

         This  Note may be  prepaid  in whole or in part at any time,  upon ten
(10)  days'  written  notice to the Payee.

Amendment

         This Note may not be changed or terminated orally.

Assignment

         Neither the Company nor Payee shall assign its rights or obligations under this Note or any part thereof, nor shall the Company or Payee delegate any of its rights or obligations hereunder without the prior written consent of the other, and any assignment made without such consent shall be void; provided, however, that Payee may assign this Note to any one or more direct or indirect wholly-owned subsidiaries of Citizens Utilities Company (including any direct or indirect wholly-owned subsidiary of Citizens Utilities Company that holds substantially all of the communications assets and properties of Citizens Utilities Company, the stock of which may be distributed or otherwise transferred to some or all of the shareholders of Citizens Utilities Company), without the approval or consent of the Company.

Governing Law; Forum; Consent to Jurisdiction

         This Note shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. The Company hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the courts of the State of Delaware for any proceeding arising in connection with this Note (and the Company agrees not to commence any such proceeding, except in such courts), (ii) to the extent the Company is not a resident of the State of Delaware, agrees to appoint an agent in the State of Delaware as the Company's agent for acceptance of legal process in any such proceeding against the Company with the same legal force and validity as if served upon the Company personally within the State of Delaware, and to notify promptly Payee of the name and address of such agent,
(iii) waives any objection to the laying of venue of any such proceeding in the courts of the State of Delaware, and (iv) waives, and agrees not to plead or to make, any claim that any such proceeding brought in any court of the State of Delaware has been brought in an improper or otherwise inconvenient forum.

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


         IN WITNESS WHEREOF, the Company has caused this Note to be executed by a duly authorized officer and attested by its Secretary.

                                            HUNGARIAN TELEPHONE AND CABLE CORP.



                                            By:
                                            -----------------------------
                                               Francis J. Busacca, Jr.
                                               Acting President and CEO,
                                                Chief Financial Officer














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